Exhibit 24.1
POWER OF ATTORNEY
Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the "Corporation"), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2024, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ RUSSELL G. GOLDEN	February 5, 2025
Russell G. Golden

By	/s/ WILLIAM J. KANE	February 5, 2025
William J. Kane

By	/s/ THOMAS B. LEONARDI	February 5, 2025
Thomas B. Leonardi

By	/s/ CLARENCE OTIS JR.	February 5, 2025
Clarence Otis Jr.

By	/s/ ELIZABETH E. ROBINSON	February 5, 2025
Elizabeth E. Robinson

By	/s/ RAFAEL SANTANA	February 5, 2025
Rafael Santana

By	/s/ TODD C. SCHERMERHORN	February 5, 2025
Todd C. Schermerhorn

By	/s/ LAURIE J. THOMSEN	February 5, 2025
Laurie J. Thomsen

By	/s/ BRIDGET VAN KRALINGEN	February 5, 2025
Bridget van Kralingen

By	/s/ DAVID S. WILLIAMS	February 5, 2025
David S. Williams
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